EXHIBIT 21

                        BARRINGER TECHNOLOGIES INC.
                           LIST OF SUBSIDIARIES


     Name                                       Jurisdiction of Incorporation


     Barringer Instruments, Inc.                Delaware

     Barringer Consumer Products, LLC           New Jersey

     Barringer Research Ltd.                    Ontario, Canada

        Barringer Instruments Ltd               Ontario, Canada
        Barringer Europe, SARL                  France
        Barringer Instruments UK, Ltd           United Kingdom

     Candata Resources, Inc.                    Colorado